Exhibit 3.47

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “[Company] L.P.”, FILED IN THIS OFFICE ON THE _______ DAY OF _______, A.D. ______, AT ____ O’CLOCK ____

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

AUTHENTICATION:	__________

DATE:	__________

State of Delaware
Secretary of State
Division of Corporations
Delivered _____________
FILED _______________
_____________________ FILE

STATE OF DELAWARE
CERTIFICATE OF FORMATION

OF

[Company]

The undersigned desiring to form a limited partnership pursuant to Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

1.	NAME

The name of the limited partnership is [Company] (the “LP”).

2.	REGISTERED OFFICE AND AGENT

The address of the LP’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the LP’s registered agent at such address is The Corporation Trust Company.

3.	GENERAL PARTNERS

The name and address of the general partner is as follows:

CSE North Carolina Holdings I LLC
4445 Willard Avenue
Chevy Chase, Maryland 20815

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of [Company] this ___ day of _____, ____.

CSE NORTH CAROLINA HOLDINGS I LLC

By:	/s/ Carolyn Silva-Quagliato
Carolyn Silva-Quagliato
Assistant Secretary